EXHIBIT 32
STATEMENT FURNISHED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002, 18 U.S.C. SECTION 1350

In connection with the Quarterly Report of Capitol Federal Financial, Inc. (the “Company”) on Form 10-Q for the quarterly period ended June 30, 2011, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, John B. Dicus, Chief Executive Officer of the Company, and Kent G. Townsend, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)
The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company as of the dates and for the periods presented in the financial statements included in such Report.

Date:   August 4, 2011                                                 By: /s/ John B. Dicus
                                                                                            John B. Dicus, Chairman, President and
                                                                                            Chief Executive Officer

Date:   August 4, 2011                                                 By: /s/ Kent G. Townsend
                                                                                            Kent G. Townsend, Executive Vice President,
                                                                                            Chief Financial Officer and Treasurer